Exhibit 10.18

Execution Copy

THESE WARRANTS AND ANY SECURITIES ACQUIRED UPON THE EXERCISE OF THESE WARRANTS HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR FOREIGN JURISDICTION. NEITHER THESE WARRANTS, SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE AND FOREIGN SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS. TO THE EXTENT REQUESTED BY THE COMPANY, SUCH EXEMPTION SHALL BE EVIDENCED BY AN OPINION OF COUNSEL FOR THE HOLDER IN A FORM REASONABLE ACCEPTABLE TO COUNSEL FOR THE COMPANY.

THE SALE, ASSIGNMENT, HYPOTHECATION, PLEDGE, ENCUMBRANCE OR OTHER DISPOSITION (EACH A “TRANSFER”) AND VOTING OF ANY OF THE SECURITIES REPRESENTED BY THIS WARRANT AND THE SECURITIES ACQUIRED PURSUANT TO THE EXERCISE OF THESE WARRANTS ARE RESTRICTED BY THE TERMS OF THE RIGHT OF FIRST OFFER AND CO-SALE AGREEMENT, DATED APRIL 4, 2008, AMONG THE COMPANY AND THE PARTIES NAMED THEREIN, A COPY OF WHICH MAY BE INSPECTED AT THE COMPANY’S PRINCIPAL OFFICE. THE COMPANY WILL NOT REGISTER THE TRANSFER OF THESE WARRANTS OR SUCH SECURITIES ON THE BOOKS OF THE COMPANY UNLESS AND UNTIL THE TRANSFER HAS BEEN MADE IN COMPLIANCE WITH THE TERMS OF SUCH AGREEMENT.

OAK PACIFIC INTERACTIVE

AMENDED AND RESTATED

SERIES D PREFERRED SHARE PURCHASE WARRANT

(2009)

This certifies that, in consideration of the Warrantholder agreeing to purchase Series D Preferred Shares subject to the terms and conditions of the Purchase Agreement and for other good and valuable consideration received, Oak Pacific Interactive, an exempted company incorporated and existing under the Companies Law (2007 Revision) of the Cayman Islands (the “Company”), issues to SOFTBANK CORP. (the “Warrantholder”) this warrant (this “Warrant”) to subscribe for and purchase from the Company, during the Exercise Period (as hereinafter defined), 7,553,822 fully paid and nonassessable Series D Preferred Shares, par value US$0.01 per share, of the Company (the “Warrant Shares”), at the exercise price per share of JPY1,017.99 (as adjusted for any stock splits, bonus issues, recapitalizations, combinations or similar transactions after the date hereof that are taken with respect to the Series D Preferred Shares, and as may be further adjusted pursuant to Section 2.5) (the “Exercise Price”), all subject to the terms, conditions and adjustments herein set forth. Capitalized terms used herein shall have the meanings ascribed to such terms in Section 9 below.

1. Warrants and Warrant Shares. This Warrant amends, restates, and replaces in its entirety that certain 2009 Series D Warrant issued pursuant to, and in accordance with, Section 2.2 of the Purchase Agreement and is subject to the terms of such Purchase Agreement.

2. Exercise of Warrants; Payment of Taxes.

2.1 Exercise of Warrants. Subject to the terms and conditions set forth herein, this Warrant may be exercised (which exercise shall be irrevocable) for all, and not less than all of the Warrant Shares at any time, by:

(a) The Warrantholder during the Exercise Period by (x) the surrender of this Warrant to the principal executive office of the Company, with a duly executed Warrantholder exercise form, the form of which is attached hereto as Exhibit A-1 (the “Warrantholder Exercise Form”), (y) the delivery (without prejudice to the rights of the Softbank Shareholders under each of the documents mentioned in the Joinder Agreement that relate to their ownership of Series D Securities reckoned as if this Warrant had been fully exercised) of an executed joinder agreement, the form of which is attached hereto as Exhibit A-3 (the “Joinder Agreement”), if the Warrantholder is no longer SOFTBANK CORP. and (z) the delivery of payment to the Company, for the account of the Company, by cash, wire transfer, certified or official bank check or any other means approved by the Company, of (i) the aggregate Initial Exercise Price in lawful money of Japan on or before July 2, 2009 and (ii) the aggregate Remaining Exercise Price in lawful money of Japan on or before October 2, 2009; provided that in the event the Warrantholder elects to exercise this Warrant prior to a Significant Event (as defined below), not later than five (5) Business Days prior to the anticipated closing date of such Significant Event, the Warrantholder shall be obligated to deliver a duly executed Warrantholder Exercise Form, together with this Warrant, to the Company (and the Company agrees to give adequate notice to the Warrantholder of any event of which it is aware that could reasonably give rise to a Significant Event); or

(b) The Company during the Exercise Period by delivery by the Company to Warrantholder of a duly executed Company exercise form, the form of which is attached hereto as Exhibit A-2 (the “Company Exercise Form”); within five (5) Business Days after the Company’s delivery thereof, Warrantholder shall (x) surrender this Warrant to the principal executive office of the Company, (y) deliver the executed Joinder Agreement if the Warrantholder is no longer SOFTBANK CORP. and (z) deliver payment to the Company, for the account of the Company, by cash, wire transfer, certified or official bank check or any other means approved by the Company, of (i) the aggregate Initial Exercise Price in lawful money of Japan on or before July 2, 2009 and (ii) the aggregate Remaining Exercise Price in lawful money of Japan on or before October 2, 2009.

The respective dates of delivery of the aggregate Initial Exercise Price and the aggregate Remaining Exercise Price under clause (a) or (b) above are each hereinafter referred to as an “Exercise Date.” The Company agrees that (a) the Initial Warrant Shares shall be deemed to be issued to the Warrantholder as the record holder of such Warrant Shares as of the close of business on the date on which this Warrant shall have been surrendered, the duly executed applicable Exercise Form shall have been delivered and full payment shall have been made for the Initial Warrant Shares as aforesaid and (b) the Remaining Warrant Shares shall be deemed to be issued to the Warrantholder as the record holder of such Warrant Shares as of the close of business on the date on which full payment shall have been made for the Remaining Warrant Shares as aforesaid. Notwithstanding the foregoing sentence and clauses (a) and (b) in the above paragraph, if the Warrantholder has provided the Warrantholder Exercise Form in accordance with clause (a) in the above paragraph or the Company has provided the Company Exercise Form in accordance with clause (b) in the above paragraph and a Significant Event is anticipated to be completed prior to the Warrantholder becoming the record holder of the applicable Warrant Shares as scheduled or otherwise through no fault of the Warrantholder, the Company agrees to hold such Warrant Shares in trust on behalf of the Warrantholder (or pursuant to any similar arrangement satisfactory to the Warrantholder) until the Warrantholder becomes the record holder and shall use commercially reasonable efforts to exercise the rights, benefits and privileges attached to such Warrant Shares so as to preserve any and all rights, benefits and privileges that would arise if the Warrantholder were deemed the record holder of such Warrant Shares prior to such Significant Event. In such event, (i) the Company will promptly consult with the Warrantholder and, to the extent permitted by applicable law, use commercially reasonable efforts to exercise all such rights, benefits and privileges in accordance with the Warrantholder’s instructions with respect to such Warrant Shares and (ii) to the extent the Warrantholder participates in the Significant Event, the Warrantholder will pay or cause to be paid the aggregate Remaining Exercise Price from Warrantholder’s proceeds from the Significant Event in a manner mutually acceptable to the Warrantholder and the Company at the closing of the Significant Event. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant; rather, the number of Warrant Shares issuable upon exercise shall be rounded up to the nearest whole number.

2.2 Exerciseability. This Warrant shall only be exercisable in accordance with the provisions of Section 2.1; provided however, that in no event shall it be exercisable after the expiration of the Exercise Period.

2.3 Warrant Shares Certificate. A share certificate or certificates for the Initial Warrant Shares and the Remaining Warrant Shares, as applicable, shall be delivered by the Company to the Warrantholder within five (5) Business Days after receipt by the Company of, in the case of the Initial Warrant Shares, this Warrant, the applicable Exercise Form, and the aggregate Initial Exercise Price for such Warrant Shares and, in the case of the Remaining Warrant Shares, the aggregate Remaining Exercise Price for such Warrant Shares.

2.4 Payment of Taxes. The Company will pay all documentary stamp or other issuance taxes, if any, attributable to the issuance of Warrant Shares upon the exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue or delivery of any Warrants or Warrant or Warrant Shares in a name other than that of the then Warrantholder as reflected upon the books of the Company.

2.5 Further Adjustment to Exercise Price and Payment of Time Value. The Exercise Price shall be adjusted as of the Exercise Date such that it will equal (a) the Exercise Price in effect (the “Preceding Exercise Price”) immediately prior to the determination of the Exercise Spot plus (b) the Currency Adjustment multiplied by the Preceding Exercise Price plus (c) the Fee.

As used herein: “Currency Adjustment” is the positive or negative percentage of the Preceding Exercise Price equal to the product of (A) 50% and (B) the quotient of (i) 2008 Spot less Exercise Spot divided by (ii) 2008 Spot, provided that if the magnitude of such resulting positive or negative percentage exceeds 6%, the Currency Adjustment shall be positive or negative 6%, as appropriate.

“2008 Spot” is the spot rate of exchange of China State Administration of Foreign Exchange (“SAFE”) for the purchase of RMB with 1 JPY quoted on the relevant SAFE screen page for such rate at or around 11:00 a.m. (Tokyo time) April 9, 2008.

“Exercise Spot” is the spot rate of exchange of SAFE for the purchase of RMB with 1 JPY quoted on the relevant SAFE screen page for such rate at or around 11:00 a.m. (Tokyo time) two Business Days prior to the Exercise Date.

“Fee” means the amount calculated according to the following formula:

Fee = Preceding Exercise Price x (1.01((y+365)/365) – 1)

Where “y” equals the number of days elapsed commencing from April 4, 2009 up to and including the Exercise Date.

3. Restrictions on Transfer; Restrictive Legends.

3.1 This Warrant may not be offered, sold, transferred, pledged or otherwise disposed of, in whole or in part, to any Person; provided however, Warrantholder may assign or transfer this Warrant to an Affiliate provided that (i) Warrantholder gives the Company written notice at least thirty (30) days prior to such assignment or transfer and (ii) the proposed transferee (or whose obligations under this Warrant are guaranteed by a Person that) has a net worth (demonstrated by the Warrantholder to the Company’s reasonable satisfaction) equal to or greater than Warrantholder’s net worth at the date of issuance of this Warrant and expressly assumes the Warrantholder’s obligations hereunder in form and substance reasonably satisfactory to the Company.

3.2 Except as otherwise permitted by this Section 3, each Warrant (and each Warrant issued in substitution for any Warrant pursuant to Section 6) and all certificates for Warrant Shares shall be stamped or otherwise imprinted with a legend in substantially the form as set forth on the cover of this Warrant.

4. Reservation and Registration of Shares. The Company covenants and agrees as follows:

(a) All Warrant Shares that are issued upon the exercise of this Warrant and all Ordinary Shares that are issued upon conversion of the Warrant Shares shall, upon issuance, be validly issued, not subject to any preemptive rights, and be free from all taxes, liens, security interests, charges, and other encumbrances with respect to the issuance thereof.

(b) The Company shall at all times have authorized and reserved, and shall keep available and free from preemptive rights, a sufficient number of Series D Preferred Shares to issue upon the exercise of this Warrant and a sufficient number of Ordinary Shares to issue upon the conversion of the Warrant Shares.

(c) The Company shall not, by amendment of the Amended Articles through any reorganization, transfer of assets, spin-off, consolidation, merger, dissolution, issue or sale of securities or any other action or inaction, seek to avoid the observance or performance of any of the terms of this Warrant, and shall at all times in good faith assist in performing and giving effect to the terms hereof and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the Warrantholder against dilution or other impairment.

5. Adjustments.

5.1 Anti-dilution Adjustments. Upon the occurrence of any of the events described in Articles 7.4(d) through 7.4(k) of the Amended Articles (but subject to the exceptions set forth therein) and notwithstanding that this Warrant may not have been exercised at the time of such event or that there may not be any Series D Preferred Shares then outstanding:

(a) this Warrant shall thereafter be exercisable for the aggregate number of Warrant Shares which, when converted, are convertible into the aggregate number of Ordinary Shares into which the Warrant Shares would have been convertible had they been outstanding upon the occurrence of any such event and this Warrant shall represent the right to purchase such aggregate number of Warrant Shares which when converted, equals such aggregate number of Ordinary Shares; and

(b) the Exercise Price shall be adjusted, if necessary, such that the aggregate Exercise Price for all of the Warrant Shares shall remain the same before and after such act.

5.2 No Adjustment. Notwithstanding anything herein to the contrary, no adjustment under this Section 5 need be made to the number of Warrant Shares purchasable hereunder (the “Warrant Share Number”) or the Exercise Price if the Majority Warrantholders determine, in writing, that no such adjustment shall be made in connection with such event, which such determination shall be binding upon all the holders of all Warrants issued pursuant to the Purchase Agreement.

5.3 Abandonment. If the Company shall take a record of the holders of Ordinary Shares for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter and before the distribution to shareholders thereof legally abandon its plan to pay or deliver such dividend or distribution, then no adjustment in the Warrant Share Number shall be required by reason of the taking of such record.

5.4 Certificate as to Adjustments. Upon any adjustment in the Warrant Share Number, the Company shall within a reasonable period (not to exceed ten (10) Business Days) following any of the foregoing transactions deliver to the Warrantholder a certificate, signed by the chief financial officer of the Company, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the adjusted Warrant Share Number then in effect following such adjustment.

5.5 No Spin-off; Reorganization, Reclassification, Merger or Sale Transaction. If during the Exercise Period, the Company, directly or indirectly, proposes to consummate or consummates any spin-off, capital reorganization, Sale Transaction, merger, consolidation or distribution or dividend of cash, evidences of indebtedness of the Company or another issuer, securities of the Company or another issuer or other assets (each, a “Transaction”), then prior to such Transaction the Company shall deliver written notice of the Transaction to the Majority Warrantholders and the Board of Directors and the Majority Warrantholders shall negotiate in good faith and agree to an appropriate adjustment to this Warrant so that the Warrantholders will receive, upon the exercise of this Warrant, the consideration, cash, indebtedness, securities or other assets that the Warrantholders would have received had this Warrant been exercised immediately prior to such Transaction. If within ten (10) Business Days, the Board of Directors and the Majority Warrantholders cannot reach an agreement on the appropriate adjustment to this Warrant, then the appropriate adjustment to this Warrant shall be determined by an internationally recognized investment banking firm or “Big 4” accounting firm designated by the Board of Directors and approved by the Majority Warrantholders in their reasonable discretion; provided that if such investment banking or accounting firm has not issued a report stipulating the appropriate adjustment of the Warrant within forty-five (45) days after the date on which the Company sent written notice of the Transaction to the Majority Warrantholders, the Company may consummate the Transaction notwithstanding the parties’ failure to arrive at any final determination of an adjustment pursuant to this Section 5.5, provided that such consummation shall not limit or impair the adjustment of this Warrant pursuant to this Section 5.5. In no event shall the Company consummate a Transaction prior to the earlier of the date on which final determination of the adjustment to this Warrant is made pursuant to this Section 5.5 or forty-five (45) days after the date on which the Company sent written notice of the Transaction to the Majority Warrantholders. No adjustment shall be made pursuant to this Section 5.5 as a result of any Transaction if an adjustment to the Warrant Shares issuable upon exercise and/or the Exercise Price has been made pursuant to Section 5.1 above in connection with such Transaction. The fees and expenses of the investment banking or accounting firm shall be borne by the Company.

5.6 Amendment of the Amended Articles. During the Exercise Period, the Company shall not take any action that amends or waives any provision of the Amended Articles in a manner that materially adversely affects the rights of the Warrantholders.

5.7 Preemptive Rights. The Warrantholder is entitled to the benefits of Article 5.2 of the Amended Articles as if it was a “Series D Investor” thereunder.

6. Loss or Destruction of Warrant. Subject to the terms and conditions hereof, upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, of such bond or indemnification as the Company may reasonably require, and, in the case of such mutilation, upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor.

7. Ownership of Warrants. The Company may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer.

8. Amendments. Any provision of this Warrant may be amended and the observance thereof waived only with the written consent of the Company and the Majority Warrantholders. Any such amendment or waiver shall be binding upon all the holders of all Warrants issued pursuant to the Purchase Agreement.

9. Definitions. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

“2009 Series D Warrant” means the warrant, dated as of April 4, 2008, issued by the Company to the Warrantholder pursuant to which the Warrantholder had the right to buy, and the Company had the right to sell, 10,071,763 Series D Preferred Shares on the terms specified therein.

“Affiliate” has the meaning set forth in the Amended Articles.

“Amended Articles” means the Company’s Memorandum and Articles of Association adopted by the Company on or before the Closing Date, as amended from time to time.

“Board of Directors” means the Board of Directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York or the People’s Republic of China (excluding the Special Administrative Regions of Hong Kong and Macau and Taiwan) are authorized or required by law or executive order to close. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a day that is not a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

“Co-Sale Event” means the date of consummation of the sale specified in the Co-Sale Notice referred to in Article 17.2 of the Amended Articles.

“Company” has the meaning set forth in the first paragraph of this Warrant.

“Company Exercise Form” has the meaning set forth in Section 2.1(b) of this Warrant.

“Closing Date” means April 4, 2008.

“Exercise Date” has the meaning set forth in Section 2.1 of this Warrant.

“Exercise Period” means the period beginning on April 4, 2009 and ending on July 2, 2009.

“Exercise Price” has the meaning set forth in the first paragraph of this Warrant.

“Initial Exercise Price” means the Exercise Price for the Initial Warrant Shares as calculated on the Exercise Date of the Initial Warrant Shares.

“Initial Public Offering” means the firm commitment underwritten initial public offering of Ordinary Shares or American depository shares representing Ordinary Shares pursuant to an effective registration statement under the Securities Act.

“Majority Warrantholders” means the holders of a majority of Warrant Shares issued or issuable upon exercise of all of the Warrants issued pursuant the Purchase Agreement, assuming the full exercise of all such Warrants.

“Initial Warrant Shares” means the 5,035,882 fully paid and nonassessable Series D Preferred Shares, par value US$0.01 per share, of the Company issuable on or before July 2, 2009 in accordance with Section 2.1.

“Joinder Agreement” has the meaning set forth in Section 2.1(a) of this Warrant.

“Ordinary Shares” means the Ordinary Shares, par value US$0.01 per share, of the Company.

“Person” means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental body or other entity of any kind.

“Preceding Exercise Price” has the meaning set forth in Section 2.5 of this Warrant.

“Preferred Shares” has the meaning set forth in the Amended Articles.

“Purchase Agreement” means the Series D Securities Purchase Agreement, dated as of April 4, 2008 among the Company, the Warrantholder and the other parties listed therein, as amended from time to time.

“Remaining Exercise Price” means the Exercise Price for the Remaining Warrant Shares as calculated on the Exercise Date of the Remaining Warrant Shares.

“Remaining Warrant Shares” means the 2,517,940 fully paid and nonassessable Series D Preferred Shares, par value US$0.01 per share, of the Company issuable on or before October 2, 2009 in accordance with Section 2.1.

“Right of First Offer and Co-Sale Agreement” means the Right of First Offer and Co-Sale Agreement, dated as of the Closing Date among the Company, the Warrantholder and the other parties listed therein.

“Sale Transaction” has the meaning given to it in the Amended Articles.

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.

“Series D Conversion Event” means the effective date of any conversion of the Series D Preferred Shares pursuant to Article 7.4 of the Amended Articles.

“Series D Preferred Shares” means the Series D Preferred Shares, par value US$0.01, of the Company.

“Significant Event” means any of an Initial Public Offering, a Co-Sale Event and a Series D Conversion Event, or any combination thereof.

“Softbank Shareholders” has the meaning set forth in the Amended Articles.

“Transaction” has the meaning set forth in Section 5.5 of this Warrant.

“Transfer” has the meaning set forth on the cover of this Warrant.

“Warrant Share Number” has the meaning set forth in Section 5.1 of this Warrant.

“Warrant Shares” has the meaning set forth in the first paragraph of this Warrant.

“Warrantholder” has the meaning set forth in the first paragraph of this Warrant.

“Warrantholder Exercise Form” has the meaning set forth in Section 2.1(a) of this Warrant.

“Warrants” has the meaning set forth in the first paragraph of this Warrant.

10. Miscellaneous.

10.1 Entire Agreement. This Warrant, the Purchase Agreement and the Amended Articles constitute the entire agreement between the Company and the Warrantholder with respect to this Warrant and supersede all prior agreements and understanding with respects to the subject matter of this Warrant.

10.2 Binding Effect; Benefits. This Warrant shall inure to the benefit of and shall be binding upon the Company and the Warrantholder and their respective permitted successors and assigns. Nothing in this Warrant, expressed or implied, is intended to or shall confer on any person other than the Company and the Warrantholder, or their respective permitted successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Warrant.

10.3 Headings. The headings in this Warrant are for convenience of reference only and shall not limit or otherwise affect the meaning of this Warrant.

10.4 Notices. All notices, demands and other communications provided for or permitted hereunder shall be given either personally or by sending it by next-day or second-day courier service, fax, electronic mail or similar means:

(a)	if to the Company:

Oak Pacific Interactive

Chaoyang District

23/F Jing’an Center, No. 8

Beisanhuan, East Road

Beijing, 100028, China

Email: joe.chen@opi-corp.com

Attention: Joe Chen

with a copy to:

Haynes and Boone, LLP

2323 Victory Avenue, Suite 700

Dallas, Texas 75219

Fax: (214) 200-0588

Attention: Wilson Chu, Esq.

(b)	if to the Warrantholder:

SoftBank Corp.

1-9-1 Higashi-Shinbashi

Minato-ku

Tokyo, 105-7303

Japan

Fax: 813-6215-5001

Attention: Mr. Katsumasa Niki (SoftBank Corp., Group

Manager, Finance) and Mr. Masato Suzaki (SoftBank Corp.,

General Manager, Legal Department)

with	a copy to:

Lovells LLP

Level 2, Office Tower C2

The Towers, Oriental Plaza

No. 1 East Chang An Avenue

Beijing, 100738, China

Fax: 86.10.8518.1656

Attention: Fred Chang, Esq.

Where a notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending by next-day or second-day service through an internationally-recognized courier a letter containing the notice, with a confirmation of delivery, and to have been effected at the expiration of two (2) days after the letter containing the same is sent as aforesaid. Where a notice is sent by fax or electronic mail, service of the notice shall be deemed to be effected by properly addressing and sending such notice through a transmitting organization, with a written confirmation of delivery, and to have been effected on the day the same is sent as aforesaid if sent during normal business hours of the recipient and if not sent during normal business hours, then the next Business Day of the recipient.

10.5 Severability. Any term or provision of this Warrant which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the terms and provisions of this Warrant or affecting the validity or enforceability of any of the terms or provisions of this Warrant in any other jurisdiction.

10.6 Counterparts. This Warrant may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.7 GOVERNING LAW. THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

10.8 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH OF THE PARTIES HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.8.

10.9 No Rights or Liabilities as Shareholders. Except as otherwise specified herein, nothing contained in this Warrant shall be determined as conferring upon the Warrantholder any rights as a shareholder of the Company or as imposing any liabilities on the Warrantholder to purchase any securities whether such liabilities are asserted by the Company or by creditors or shareholders of the Company or otherwise.

10.10 Time of the Essence. Time is of the essence hereunder.

10.11 Conditions to Section 2.1. Unless and to the extent waived by the Warrantholder, it shall be a condition to the Company’s right to exercise the Warrant pursuant to Section 2.1(b) that (a) the representations and warranties of the Company in Section 4 of the Purchase Agreement remain true and correct in all material respects as of the applicable Exercise Date as if made on such date except where a breach of such representation or warranty would not have a Material Adverse Effect (as defined in the Purchase Agreement) on the Company, (b) no Liquidation (as defined in the Amended Articles) has occurred and (c) the material post-closing covenants in Section 7 of the Purchase Agreement shall have been performed in all material respects.

IN WITNESS WHEREOF, the Company and Warrantholder have caused this Amended and Restated Warrant to be executed by their respective officers thereunto duly authorized on this 2nd day of July 2009.

COMPANY:

OAK PACIFIC INTERACTIVE

By:	/s/ Joseph Chen
Name: Joseph Chen
Title: Chairman and Chief Executive Officer

WARRANTHOLDER:

SOFTBANK CORP.

By:	/s/ Masayoshi Son
Name: Masayoshi Son
Title: Chairman and CEO

Signature Page to Series D Preferred Share Purchase Warrant (2009)

Exhibit A-1

WARRANTHOLDER EXERCISE FORM

(To be executed upon exercise of the Warrants)

The undersigned hereby irrevocably elects to exercise the right, represented by the Warrants, to purchase the Warrant Shares and herewith tenders payment for the Initial Warrant Shares to the order of the Company in the amount of JPY              in accordance with the terms of this Warrant and in accordance with the terms of this Warrant shall tender payment for the Remaining Warrant Shares to the order of the Company in the amount of the aggregate Remaining Exercise Price on or before October 2, 2009. The undersigned requests (i) that a certificate for the Initial Warrant Shares be registered in the name of the undersigned and that such certificate be delivered to the undersigned’s address below and (ii) that, upon and subject to the payment of the aggregate Remaining Exercise Price due on or before October 2, 2009, a certificate for the Remaining Warrant Shares be registered in the name of the undersigned and that such certificate be delivered to the undersigned’s address below.

The undersigned represents that it is acquiring such shares for its own account for investment and not with a view to or for sale in connection with any distribution thereof (subject, however, to any requirement of law that the disposition thereof shall at all times be within its control).

Dated:             , 2009

Signature

(Print Name)

(Street Address)

	(City)	(State)	(Zip Code)

Exhibit A-2

COMPANY EXERCISE FORM

(To be executed upon exercise of the Warrants)

The undersigned hereby irrevocably elects to exercise the right, represented by the Warrants, to require Warrantholder to purchase the Warrant Shares.

Dated:             , 20

OAK PACIFIC INTERACTIVE

By:
Title:

Chaoyang District 23/F Jing’an Center, No. 8 Beisanhuan, East Road Beijing, 100028, China Attention: Chief Operating Officer

Exhibit A-3

FORM OF JOINDER AGREEMENT

(To be executed upon exercise of the Warrants)

JOINDER AGREEMENT

[            , 20    ]

Reference is made to (i) that certain Amended and Restated Voting Agreement entered into as of April 4, 2008 by and among Oak Pacific InterActive, an exempted company incorporated under the Companies Law (2007 Revision) of the Cayman Islands (the “Company”) and the persons signatory thereto (as amended and in effect from time to time, the “Voting Agreement”), (ii) that certain Amended and Restated Investors’ Rights Agreement entered into as of April 4, 2008 by and among the Company and the persons signatory thereto (as amended and in effect from time to time, the “Investors’ Rights Agreement”) and (iii) that certain Amended and Restated Right of First Offer and Co-Sale Agreement entered into as of April 4, 2008 by and among the Company and the persons signatory thereto (as amended and in effect from time to time, the “ROFO Agreement”). Capitalized terms used herein and not otherwise defined have the meanings ascribed to such terms in the Company’s Amended and Restated Memorandum and Articles of Association, adopted April 4, 2008, respectively.

Pursuant to the exercise of that certain Amended and Restated Series D Preferred Share Purchase Warrant (2009), dated June [    ], 2009 by and between the Company and [                    ] (“Warrantholder”), Warrantholder desires to become a “New Investor” under the Voting Agreement, Investors’ Rights Agreement and ROFO Agreement.

NOW THEREFORE, for and in consideration of the mutual covenants and agreements set forth herein and in the Voting Agreement, Investors’ Rights Agreement, ROFO Agreement and other valuable consideration, the receipt of which is hereby acknowledged, Warrantholder hereby consents and agrees as follows:

1. Upon execution of this Joinder Agreement, Warrantholder shall be deemed a party to the Voting Agreement, Investors’ Rights Agreement and ROFO Agreement, subject to all of the restrictions, conditions and obligations applicable to New Investors.

2. Upon execution of this Joinder Agreement, the Voting Agreement, Investors’ Rights Agreement and ROFO Agreement shall be deemed to be amended as set forth above. Except as amended herein, the terms and provisions of the Voting Agreement, Investors’ Rights Agreement and ROFO Agreement are hereby ratified, confirmed and approved in all respects.

3. Any and all notices, requests, certificates and other instruments may refer to the Voting Agreement, Investors’ Rights Agreement and ROFO Agreement without making specific reference to this Joinder Agreement, but nevertheless all such references shall be deemed to include this Joinder Agreement unless the context shall otherwise require.

4. This Joinder Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Joinder Agreement by signing any such counterpart.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have duly executed this Joinder Agreement as of the date first written above.

WARRANTHOLDER:

By:
Name:

Title:
Address:

ACCEPTED:

OAK PACIFIC INTERACTIVE

By:	/s/ Joseph Chen
Name:	Joseph Chen
Title:	President and Chief Executive Officer